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                                                                   EXHIBIT 10.36

                                                      [CB COMMERCIAL LETTERHEAD]




April 28, 1997


Mr. Gary R. Familian
Instant Video Technologies
500 Sansome Street, Suite 503
San Francisco, CA 94111

RE:  500 SANSOME STREET/INSTANT VIDEO TECHNOLOGIES

Mr. Familian:

Your verbal counter-proposal of today is acceptable. What follows below summarizes the business terms that will be incorporated into a Lease Amendment:

PREMISES:               Approximately 3,468 rentable square feet. The premises
                        consist of that space which you are now occupying in Suite 503 (2,328 rentable square feet) plus the addition of Suite 505 which is approximately 1,140 rentable square feet.

TERM:                   A six (6) month lease.

RENTAL RATE:            $26.00 per square foot on an annual basis.

COMMENCEMENT DATE:      May 1, 1997.

OPTION TO EXTEND:       Tenant shall have an option to extend for three (3)
                        years at $24.00 per square foot.

NOTIFICATION:           Tenant must notify Landlord of their exercise of the
                        option sixty (60) days prior to the expiration of the six (6) month Lease.

SUBLEASE & ASSIGNMENT:  Tenant shall have the right to sublease or assign the space with Landlord's written consent, which shall not be unreasonably withheld or delayed. Profits accrue 50% to Landlord and 50% to Tenant. Tenant will remain primarily liable to Landlord.

IMPROVEMENTS:           Within thirty (30) days of the commencement of the six
                        (6) month Lease term, Tenant shall at Tenant's sole cost and expense install new building standard carpeting in both the



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Mr. Gary R. Familian
April 28, 1997
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                        expansion suite (Suite 505), and the existing suite
                        (Suite 503) and repaint the expansion suite. Landlord shall at Landlord's cost provide either an opening or an opening and a door between the two suites subject to mutually agreeable specifications.

SECURITY DEPOSIT:       A security deposit equivalent to three (3) months rent
                        will be required for the expansion space.

REPRESENTATION:         Andrew D. Bogdan of CB Commercial Real Estate Group,
                        Inc. represents only the Landlord in this transaction.

Mr. Familian, I am hopeful that we can reach an agreement by Tuesday, April 29, 1997.

The terms of this offer, and any further negotiations concerning this property are subject to the terms of the attached Disclosures and Acknowledgment incorporated herein by this reference. Please review the Disclosure and confirm that the information provided herein is accurate and correct, and advise immediately if any such information is incorrect.

This letter is merely a preliminary statement of Landlord's general intentions. It should be understood that Landlord and Tenant mutually intend that neither shall have any binding contractual obligation to the other regarding this matter unless and until a formal lease agreement has been prepared (and reviewed by both parties' attorneys) and has been fully executed and delivered by the parties.

In any real estate transaction, it is recommended that Landlord and Tenant consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks. Also, any agreement reached pursuant to these negotiations shall be subject to all applicable federal, state and local laws, regulations, codes,

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Mr. Gary R.  Familian
April 28, 1997
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ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Realty Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and the Americans With Disabilities Act.

Sincerely,

CB COMMERCIAL
REAL ESTATE GROUP, INC.

/s/ ANDREW D. BOGDAN
--------------------
Andrew D. Bogdan
Senior Associate
(415)772-0256

cc:  Kathy Hannon, L&B Group

AGREED AND ACCEPTED:                    AGREED AND ACCEPTED:
Landlord, 500 Sansome Street            Tenant
By:  L&B Institutional Property Co.
     Manager of CA, Inc.

By:  /s/ KATHY M. HANNON                By: /s/ GARY R. FAMILIAN
     --------------------                   ----------------------
     Kathy M. Hannon                        Gary R. Familian

Title: Sr. Vice President               Title: Chairman/CEO
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Date:  4-30-97                          Date:  28 Apr. 97
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